CUSTODIAN CONTRACT
Between
THE ROYCE FUND
and
STATE STREET BANK AND TRUST COMPANY

CUSTODIAN CONTRACT

This Contract between The Royce Fund, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 1414 Avenue of the Americas, New York, New York 10019 hereinafter called the “Fund”, and State Street Bank and Trust Company, a Massachusetts corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian”,

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially shares in three series, the Equity Income Series, the High Yield Series and the Value Series, (such series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 12, being herein referred to as the “Fund (s)”);

NOW THEREFOR, That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities’ owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest (“Shares”) of the Fund as may be issued or sold from time to time. The

Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

Upon receipt of Proper Instructions” (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.         Duties of the Custodian with Respect to Property of the Fund Held By the Custodian

2.1       Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System”.

2.2       Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities far the account of the Fund and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

3)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

4)	To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

5)
To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)
To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)	To the broker selling the same for examination in accordance with the “street delivery” custom;

8)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)
For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held’ liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

11)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of’ amounts borrowed;

12)
For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”) , relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

13)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the

Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

14)
Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund’s currently effective prospectus and statement of additional information (“prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)
For any other proper corporate purpose,but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

2.3
Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in “street name” or other good delivery form.

2.4
Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the custodian acting pursuant to the terms of this Contract , and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited wit h each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5
Payments for Shares. The Custodian shall receive from the distributor for the Fund’s Shares or from the Transfer Agent of the Fund and deposits it into the Fund’s account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

2.6	Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

1)	invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

2)
make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund’s account.

2.7
Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund’s custodian account. without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.8
Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

1)
Upon the purchase of securities, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve

Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

2)	In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

4)
For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, ‘accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends declared pursuant to the governing documents of the Fund;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)
For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9
Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.10
Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11
Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12
Deposit of Trust Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

1)
The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

3)
The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Fund.

4)
The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

5)	The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

6)
Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.13
Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the. Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14	Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

2.15
Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16
Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect. to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents)making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.17	Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialed by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund’s assets.

2.18	Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

1)
make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

2.19
Evidence of Authority. The Custodian shall be protected in acting upon any instructions,. notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net ’ asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund’s currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the

Fund shall be made at the time or times described from time to time in the Fund’s currently effective prospectus.

4.         Records.

The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include, certificate numbers in such tabulations.

5.         Opinion of Fund’s Independent Accountant.

The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.         Reports to Fund by Independent Public Accountants.

The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.         Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

8.         Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

9.         Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.       Successor Custodian

If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund’s securities held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund’s securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.       Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.       Additional Funds

In the event that the Fund establishes one or more series of share’s in addition to the Equity Income Series, the High Yield Series, or the Value Series, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

13.       Massachusetts Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

14.       Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund’s assets.

15.       Shareholder Liability

Notice is hereby given that this Contract is entered into on the Fund’s behalf by an officer of the Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Contract are not binding upon any of the Fund’s Trustees, officers, employees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 31st day of December, 1985.

ATTEST	THE ROYCE FUND

By

ATTEST	STATE STREET BANK AND TRUST COMPANY
By

Assistant Secretary	Vice President

AMENDMENT TO

CUSTODIAN CONTRACT

Amendment to Custodian Contract between THE ROYCE FUND, a Massachusetts business trust having a principal place of business at 1414 Avenue of the Americas, New York, NY 10019 (hereinafter called the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the “Custodian”).

WHEREAS: The Fund and the Custodian are parties to a Custodian Contract dated December 31, 1985 (the “Custodian Contract”) ;

WHEREAS: The Fund desires that the Custodian issue a letter of credit (the “Letter of Credit”) on behalf of the Fund for the benefit of ICI Mutual Insurance Company (the “Company”) in accordance with the Continuing Letter of Credit and Security Agreement and that the Fund’s obligations to the Custodian with respect to the Letter of Credit shall be fully collateralized at all times while the Letter of Credit is outstanding by, among other things, segregated assets of the Fund equal to 125% of the face amount of the Letter of Credit;

WHEREAS: The Custodian Contract provides for the establishment of segregated accounts for proper Fund purposes upon Proper Instructions (as defined in the Custodian Contract); and

WHEREAS: The Fund and the Custodian desire to establish a segregated account to hold the collateral for the Fund’s obligations to the Custodian with respect to the Letter of Credit and to amend the Custodian Contract to provide for the establishment and maintenance thereof;

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

1.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

2.
The Fund hereby instructs the Custodian to establish and maintain a segregated account (the “Letter of Credit Custody Account”) for and in behalf of the Fund as contemplated by Section 2.13 (iv) for the purpose of collateralizing the Fund’s obligations under this Amendment to the Custodian Contract.

3.
The Fund shall deposit with the Custodian and the Custodian shall hold in the Letter of Credit Custody Account cash, U.S. government securities and other high-grade debt securities owned by the Fund acceptable to the Custodian (collectively “Collateral Securities”) equal to 125% of the face amount which the Company may draw under the Letter of Credit. Upon receipt of such Collateral Securities in the Letter of Credit Custody Account, the Custodian shall issue the Letter of Credit to the Company.

4.
The Fund hereby grants to the Custodian a security interest in the Collateral Securities from time to time in the Letter of Credit Custody Account (the *Collateral”) to secure the performance of the Fund’s obligations to the Custodian with respect to the Letter of Credit,

2

including, without limitation, under Section 5-114 (3) of the Uniform Commercial Code. The Fund shall register the pledge of Collateral and execute and deliver to the Custodian such powers and instruments of assignment as may be requested by the Custodian to evidence and perfect the limited interest in the Collateral granted hereby.

5.
The Collateral Securities in the Letter of Credit Custody Account may be substituted or exchanged (including substitutions or exchanges which increase or decrease the aggregate value of the Collateral) only pursuant to Proper Instructions from the Fund after the Fund notifies the Custodian of the contemplated substitution or exchange and the Custodian agrees that such substitution or exchange is acceptable to the Custodian, and the Custodian shall not unreasonably withhold such agreement.

6.
Upon any payment made pursuant to the Letter of Credit by the Custodian to the Company for the account of the Fund, the Custodian may withdraw from the Letter of Credit Custody Account Collateral Securities in an amount equal in value to the amount actually so paid. The Custodian shall have with respect to the Collateral so withdrawn all of the rights of a secured creditor under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts at the time of such withdrawal and all other rights granted or permitted to it under law.

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7.	The Custodian will transfer upon receipt all income earned on the Collateral to the Fund custody account unless the Custodian receives Proper Instructions from the Fund to the contrary.

8.
Upon the drawing by the Company of all amounts which may become payable to it under the Letter of Credit for the account of the Fund and the withdrawal of all Collateral Securities with respect thereto by the Custodian pursuant to Section 6 hereof, or upon the termination of that portion of the Letter of Credit issued for its account by the Fund with the written consent of the Company, the Custodian shall transfer any Collateral Securities then remaining in the Letter of Credit Custody Account to another Fund custody account.

9.
Collateral held in the Letter of Credit Custody Account shall be released only in accordance with the provisions of this Amendment to Custodian Contract. The Collateral shall at all times until withdrawn pursuant to Section 6 hereof remain the property of the Fund, subject only to the extent of the interest granted herein to the Custodian.

10.
Notwithstanding any other termination of the Custodian Contract, the Custodian Contract shall remain in full force and effect with respect to the Letter of Credit Custody Account until transfer of all Collateral Securities pursuant to Section 8 hereof.

11.	The Custodian shall be entitled to reasonable compensation for its issuance of the Letter of Credit and for its services in connection with

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the Letter of Credit Custody Account as agreed upon from time to time between the Fund and the Custodian.

12.	The Custodian Contract as amended hereby, shall be governed by, and construed and interpreted under, the laws of the Commonwealth of Massachusetts.

13.
The parties agree to execute and deliver all such further documents and instruments and to take such further action as may be required to carry out the purposes of the Custodian Contract, as amended hereby.

14.
Except as provided in this Amendment to Custody Contract, the Custodian Contract shall remain in full force and effect, without amendment or modification, and all applicable provisions of the Custodian Contract, as amended hereby, including, without limitation, Section 8 thereof, shall govern the Letter of Credit Custody Account and the rights and obligations of the Fund and the Custodian under this Amendment to Custodian Contract. No provision of this Amendment to Custodian Contract shall be deemed to constitute a waiver of any rights of the Custodian under the Custodian Contract or under law.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 11th day of December, 1987.

ATTEST:	THE ROYCE FUND

By:	By:

Charles M. Royce, President

ATTEST:	STATE STREET BANK AND TRUST COMPANY

By:	By:

Assistant Secretary	Vice President

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AMENDMENT TO THE
CUSTODIAN CONTRACT

AGREEMENT made this 13th day of May 1988 by and between STATE STREET BANK AND TRUST COMPANY (“Custodian”) and THE ROYCE FUND (the “Fund”) .

WITNESSETH THAT:

WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated December 31, 1985 (as amended to date, the “Contract”) which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Contract and mutually agree to the following:

Replace subsection 7) of Section 2.2 Delivery of Securities with the following new subsection 7) :

7)
Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST	THE ROYCE FUND

STATE STREET BANK AND TRUST COMPANY

Assistant Secretary Vice President	Vice President

AMENDMENT TO THE CUSTODIAN CONTRACT

AGREEMENT made by and between State Street Bank and Trust Company (the “Custodian”) and The Royce Fund (the “Fund”).

WHEREAS, the Custodian and the Fund are parties to a custodian contract dated December 11, 1987 (the “Custodian Contract”) governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

WHEREAS, the custodian and the Fund desire to amend the Custodian Contract to provide for the maintenance of the Fund’s foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940;

NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and conditions;

1.	Appointment of Foreign Sub-Custodians

The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund’s securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (“foreign sub-custodians”). Upon receipt of “Proper Instructions”, as defined in Section 2.15 of the Custodian Contract, together with a certified resolution of the Fund’s Board of Directors, the custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to (and the Custodian shall) cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund’s assets.

2.	Assets to be Held

The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) “foreign securities”, as defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund’s foreign securities transactions.

3.	Foreign Securities Depositories

Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only

1

through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

4.	Segregation of Securities

The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a separate custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund’s securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

5.	Agreements with Foreign Banking Institutions

Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund’s assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

6.	Access of Independent Accountants of the Fund

Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

7.	Reports by Custodian

The Custodian will supply to the Fund from time to time, as mutually agreed upon but not less frequently than [quarterly], statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund’s securities and other assets and advices or notifications of any transfers of securities to or from each custodial account

2

maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

8.	Transactions in Foreign Custody Account

(a)         Except as otherwise provided in paragraph (b) of this Section 8, the provisions of Sections 2.2 and 2.7 of the Custodian Contract shall apply,mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

(b)         Notwithstanding any provision of the Custodian Contract to the contrary, settlement and payment for foreign securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected by the Custodian outside of the United States or the foreign sub-custodian in accordance with the customary established securities trading or securities processing practices and procedures in the foreign jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

(c)         Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity’s nominee to the same extent as set forth in Section 2.3 of the Custodian Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

9.	Liability of Foreign Sub-Custodians

Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution’s performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

10.	Liability of Custodian

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in the Custodian Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 13 hereof, the Custodian shall not be liable for any loss,

3

damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 10, in delegating custody duties to State Street London Ltd. or to any other affiliate of the Custodian, the Custodian shall not be relieved of any responsibility to the Fund for any loss, damage, cost, expense, liability or claim due to such delegation, except such loss, damage, cost, expense, liability or claim as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. or any such other affiliate not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. or any such other affiliate have exercised reasonable care.

11.	Reimbursement for Advances

If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or .liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.	Monitoring Responsibilities

The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders’ equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders’ equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

13.	Branches of U.S. Banks

(a)         Except as otherwise set forth in this amendment to the Custodian Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a “bank” as defined by

4

Section 2(a) (5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of the Custodian Contract.

(b)         Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian’s London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

14.	Applicability of Custodian Contract

Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 7th day of April, 1992.

ATTEST:	THE ROYCE FUND

By:

(Title) Secretary		(Title) President

ATTEST:	STATE STREET BANK AND TRUST COMPANY

By:

Assistant Secretary		Vice President

5

Schedule A

The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of The Royce Fund for use as sub-custodians for the Fund’s securities and other assets.

(insert banks and securities depositories)

State Street London Limited

Certified:

Fund’s Authorized Officer

Dated: 4-7-92

EXHIBIT 1

CUSTODIAN AGREEMENT

TO:

Gentlemen:

The undersigned (“State Street”) hereby requests that you (the “Bank”) establish a custody account and a cash account for each State Street client whose account is identified to This Agreement. Each such custody or cash account as applicable will be referred to herein as the “Account” and will be subject to the following terms and conditions:

1.         The Bank shall hold as agent for State Street and shall physically segregate In the Account such cash, bullion, coin, stocks, shares, bonds. debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the “Property”).

2.        (a)        Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries.

(b)         When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall Identify on its books as belonging to State Street as agent for such Account. the Securities so deposited.

The Bank represents that either:

3.        (a)         It currently has stockholders’ equity in excess of $200 million (US dollars or the equivalent of US dollars computed in accordance with generally accepted US accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders’ equity will decline below $200 million, or in any event, at such time as its stockholders’ equity in fact declines below $200 million; or

(b)         It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank’s stockholders’ equity

1

is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4.       Upon the written instructions of State Street as permitted by Section 8, the Bank is authorized to pay out cash from the Account and to sell, assign, transfer, deliver) or exchange, or to purchase for the Account. any and all stocks, shares, bonds, debentures, notes and other securities (“Securities”), bullion, coin and other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5.       Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

a.	To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

b.
To promptly exchange Securities where the exchange is purely ministerial (including, without limitation. the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

c.	To promptly surrender Securities at maturity or when called for redemption upon receiving payment therefor;

d.
Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street’s instructions, but should these not be received in time for the Bank to take timely action the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account:

e.	To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

f.
To execute in State Street’s name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

g.
To pay or cause to be paid from the Account any and ail taxes and levies in the nature of taxes Imposed on such assets by any governmental authority, and shall use reasonable efforts to promptly reclaim any foreign withholding tax relating to the Account.

2

6.       If the Bank shall receive any proxies, notices, reports, or other communications relative to any of the Securities of the Account in connection with tender offers; reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

7.       The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank’s handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8.       Written instructions shall Include (i) instructions in writing signed by such persons as are designated in writing by State Street (ii) telex or tested telex instructions of State Street, (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9.        The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any Account held by the Bank hereunder and such other Information as State Street may reasonably request.

10.     In addition to its obligations under Section 2 hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each State Street client identified to this Agreement from time to time.

11.     The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under __________ law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12.     The Bank shall be entitled to reasonable compensation for its services and expanses as custodian under this Agreement, as agreed upon from time to time by the 8ank and State Street.

13.     The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate Insurance and agrees to indemnify and hold State Street and each Account from and against any loss, damage, cost, expense. liability or claim arising out of or in connection with the Bank’s performance of Its obligations hereunder.

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14.     The Bank agrees that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind In favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15.     This Agreement may be terminated by the Bank or State Street by at least 60 days’ written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property in accordance with written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

16.     The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

17.     The Bank agrees’ to follow such Operating Requirements as State Street may require from time to time. A copy of the current State Street Operating Requirements is attached as an exhibit to this Agreement.

18.     Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by tested telex by the Bank or State Street at their respective addresses set forth below, or at such other address as specified in each case in a notice similarly given:

To State Street:	Global Custody Services Division
STATE STREET BANK AND TRUST COMPANY
P.O. Box 470
Boston, Massachusetts 02102

To the Bank:

19.     This Agreement shall be governed by and construed in accordance with the laws of ______________.

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Please acknowledge your agreement to the foregoing by executing a copy of this letter.

Very truly yours.

STATE STREET BANK AND TRUST COMPANY

Agreed to by:

By ___________________________

Date _________________________

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AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of November 3, 1997 by and between The Royce Fund (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1985 (as amended and in effect from time to time, the “Contract”); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) promulgated under the Investment Company Act of 1940, as amended; and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.
The amendment to the Contract dated April 7, 1992 relating to custody of the Fund’s foreign securities is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.	The Custodian as Foreign Custody Manager.

3.1.	Definitions.

Capitalized terms in this Article 3 shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a) (l) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a) (2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.	Delegation to the Custodian as Foreign Custody Manager.

The Fund, by resolution adopted by its Board of Trustees (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

3.3.	Countries Covered.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund’s assets. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

2

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.4.	Scope of Delegated Responsibilities.

3.4.1.	Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

(i)
the Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, and its security and data protection practices;

(ii)	whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

(iii)
the Eligible Foreign Custodian’s general reputation and standing and, in the case of a foreign securities depository or clearing agency which is not a Mandatory Securities Depository, the foreign securities depository’s or clearing agency’s operating history and the number of participants in the foreign securities depository or clearing agency; and

(iv)
whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian’s consent to service of process in the United States.

3

3.4.2.          Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract shall include provisions that provide:

(i)
for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

(ii)
that the Foreign Assets will not be subject to any right, security interest, or lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

(iii)	that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv)	that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)	that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and

(vi)
that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the Fund’s account or a third party account containing the Foreign Assets held for the benefit of the Fund, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety.

4

3.4.3.         Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.          Guidelines for the Exercise of Delegated Authority.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.          Standard of Care as Foreign Custody Manager of the Fund.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise.

3.7.          Reporting Requirements.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

3.8.          Representations with Respect to Rule 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable

5

for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9.          Effective Date and Termination of the Custodian as Foreign Custody Manager.

The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date of execution of this Amendment and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 of this Article 3 shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4.            Duties of the Custodian with Respect to Property of the Fund Held Outside the United States.

4.1.         Definitions.

Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto

“Foreign Sub-Custodian’’ means a foreign banking institution serving as an Eligible Foreign Custodian or a Permissible Foreign Custodian.

“Permissible Foreign Custodian” means any person with whom property of the Fund may be placed and maintained outside of the United States under (i) section 17(f) or 26(a) of the Investment Company Act of 1940, as amended, without regard to Rule 17f-5 or (ii) an order of the U.S. Securities and Exchange Commission.

4.2.          Holding Securities.

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

6

4.3.          Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-custodian in such country pursuant to the terms of this Contract.

4.4.          Holding of Foreign Assets With Permissible Foreign Custodians.

Subject to the requirements of Sections 17(Q and 26(a) of the Investment Company Act of 1940, as amended (and any other applicable law or order), the Custodian may place and maintain Foreign Assets in the care of any Permissible Foreign Custodian. Article 3 (other than the definitions in Section 3.1) of this Contract shall not apply to placement of Foreign Assets by the Custodian with a Permissible Custodian.

4.5.          Transactions in Foreign Custody Account.

4.5.1.       Delivery of Foreign Securities.

The Custodian or a Foreign Sub-custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
upon the sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers or foreign securities of the Fund;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)
to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-custodian or of any nominee of the Custodian or such Foreign Sub-custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such

7

case the Foreign Sub-custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)
for any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a “Certified Resolution”), specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

4.5.2.      Payment of Fund Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

(i)
upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor [or an agent for such seller or dealer), against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System.

8

in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Fund:

(iii)
for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	in connection with the borrowing/lending of foreign securities; and

(vii)
for any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

4.5.3.       Market Conditions.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

9

4.6.          Bank Accounts.

A bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7.          Collection of Income.

The Custodian shall use reasonable endeavors to collect all income and other payments in due course with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.          Proxies.

The Custodian will generally with respect to the foreign securities held under this Article 4 use its reasonable endeavors to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.          Communications Relating to Foreign Securities.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised.

10

4.10.        Liability of Foreign Sub-custodians and Foreign Securities Systems.

Each agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.        Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.13.        Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the “prevailing country risk” of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12,1997) or as such term or other similar terms are now or in the future interpreted by the U.S. Securities and Exchange Commission or by the staff of the Division of Investment Management of such Securities and Exchange Commission.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-custodian has otherwise acted with reasonable care.

11

II.
Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

By:

Glenn Ciotti	Name: Ronald E. Logue
Vice President &	Title: Executive Vice President
Associate Counsel

WITNESSED BY:	THE ROYCE FUND

By:

John E. Denneen	Name: Daniel A. O’Byrne
Secretary	Title: Vice President

12

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Argentina	Citibank, N.A,	–

Australia	Westpac Banking Corporation	–

Austria	GiroCredit Bank Aktiengesellschaft der Sparkassen	–

Bahrain	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	–

Bangladesh	Standard Chartered Bank	–

Belgium	Generale Bank	–

Bermuda	The Bank of Bermuda Limited	–

Bolivia	Banco Boliviano American	–

Botswana	Barclays Bank of Botswana Limited	–

Brazil	Citibank. N.A.	–

Canada	Canada Trustco Mortgage Company	–

Chile	Citibank, N.A.	–

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches of China	–

Colombia	Cititmst Colombia S.A. Sociedad Fiduciaria	–

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Croatia	Privredana banka Zagreb d.d	–

Cyprus	Barclays Bank PLC Cyprus Offshore Banking Unit	–

Czech Republic	Ceskoslovenska Obchodni Banka A.S.	–

Denmark	Den Danske Bank	–

Ecuador	Citibank, N.A	–

Egypt	National Bank of Egypt	–

Estonia	Hansabank	–

Finland	Merita Bank Limited	–

France	Banque Paribas	–

Germany	Dresdner Bank AG	–

Ghana	Barclays Bank of Ghana Limited	–

Greece	National Bank of Greece S.A	Bank of Greece

Hong Kong	Standard Chartered Bank	–

Hungary	Citibank Budapest Rt.	–

India	Deutsche Bank AG; The Hongkong and Shanghai Banking Corporation Limited	–

Indonesia	Standard Chartered Bank	–

2

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Ireland	Bank of Ireland	–

Israel	Bank Hapoalim B.M.	–

Italy	Banque Paribas	–

Ivory Coast	Societe Generale de Banques en Cote d’lvoire	–

Jamaica	Scotiabank Trust and Merchant Bank	–

Japan	The Daiwa Bank, Limited; The Fuji Bank, Limited; The Sumitomo Trust & Banking Co., Ltd.	Japan Securities Depository Center;

Jordan	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	–

Kenya	Barclays Bank of Kenya Limited	–

Republic of Korea	Citibank, N.A.	–

Lebanon	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	Custodian and Clearing Center of Financial Instruments for Lebanon (MIDCLEAR) S.A.L.;

Malaysia	Standard Chattered Bank Malaysia Berhad	–

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	–

3

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Mexico	Citibank Mexico. S.A.	–

Morocco	Banque Commerciale du Maroc	–

Namibia	(via) Standard Bank of South Africa	–

Netherlands	MeesPierson N.V.	–

New Zealand	ANZ Banking Group (New Zealand) Limited	–

Norway	Christiania Bank og Kreditkasse	–

Oman	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	–

Pakistan	Deutsche Bank AG	–

Peru	Citibank. N.A.	–

Philippines	Standard Chartered Bank	–

Poland	Citibank Poland S.A.	–

Portugal	Banco Comercial Portugues	–

Romania	ING Bank, N.V.	–

Russia	Credit Suisse First Boston, Zurich via Credit Suisse First Boston Limited, Moscow	–

Singapore	The Development Bank of Singapore Ltd.	–

4

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Slovak Republic	Ceskoslovenska Obchodna Banka A.S.	–

South Africa	Standard Bank of South Africa Limited	–

Spain	Banco Santander, S.A.	–

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	–

Swaziland	Barclays Bank of Swaziland Limited	–

Sweden	Skandinaviska Enskilda Banken	–

Switzerland	Union Bank of Switzerland	–

Taiwan - R.O.C.	Central Trust of China	–

Thailand	Standard Chartered Bank	–

Trinidad & Tobago	Republic Bank Ltd.	–

Tunisia	Banque Internationale Arabe de Tunisie	–

Turkey	Citibank, N.A.	–

United Kingdom	State Street Bank and Trust	–

Uruguay	Citibank, N.A.	–

Venezuela	Citibank, N.A.	–

Zambia	Barclays Bank of Zambia Limited	–

5

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Zimbabwe	Barclays Bank of Zimbabwe Limited	–

Euroclear (The Euroclear System)

Cedel (Cedel Bank, societte anonyme)

INTERSETTLE (for EASDAQ Securities)

6

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Argentina	-Caja de Valores S.A.; -CRYL

Australia	-Austraclear Limited; -Reserve Bank Information and Transfer System

Austria	-Oestemeichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	-Caisse lnterprofessionnelle de Depots et de Virements de Titres S.A.; -Banque Nationale de Belgique

Brazil	-Bolsa de Valores de Sao Paulo;

-Bolsa de Valores de Rio de Janeiro
-All SSB client spresetlly use Calispa

-Central de Custodia e de Liquidacao Financeira de Titulos

-Banco Central do Brasil, Systema Especial de Liquidacao e Custodia

Canada	-The Canadian Depository for Securities Limited; West Canada Depository Trust Company [depositories linked]

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

People’s Republicof China	-Shanghai Securities Central Clearing and Registration Corporation; -Shenzhen Securities Central Clearing Co., Ltd.

Croatia	Ministry of Finance

Czech Republic	-Stredisko cennych papirti; -Czech National Bank

Denmark	-Vzerdipapircentralen - The Danish Securities Center

Egypt	-Misr Company for Clearing, Settlement, and Central Depository

Estonia	Eesti Vaartpaberite Keskdepositoorium

Finland	-The Finnish Central Securities Depository

France	-Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres; -Banque de France, Saturne System

Germany	-The Deutscher Kassenverein AG

Greece	-The Central Securities Depository (Apothetirion Titlon A.E.);

Hong Kong	The Central Clearing and Settlement System; -The Central Money Markets Unit

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Hungary	-The Central Depository and Clearing House (Budapest) Ltd. [Mandatory for Gov ’I Bonds only; SSB does not use for other securities]

Indonesia	-Bank of Indonesia

Ireland	-The Central Bank of Ireland, The Gilt Settlement Office

Israel	-The Clearing House of the Tel Aviv Stock Exchange; -Bank of Israel

Italy	-Monte Titoli S.p.A.; -Banca d’ltalia

Japan	-Bank of Japan Net System

Republic of Korea	-Korea Securities Depository

Lebanon	-The Central Bank of Lebanon

Malaysia	-Malaysian Central Depository Sdn. Bhd.; -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius	-The Central Depository & Settlement System

Mexico	-S.D. INDEVAL, S.A. de C.V. (Instituto para el Dep6sito de Valores);

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

3

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Netherlands	-Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. C’NECIGEF”); -De Nederlandsche Bank N.V. (“NBNV”)**

New Zealand	-New Zealand Central Securities Depository Limited

Norway	-Verdipapirsentralen - The Norwegian Registry of Securities

Oman	-Muscat Securities Market

Peru	-Caja de Valores y Liquidaciones (CAVALI, S.A.)

Philippines	-The Philippines Central Depository Inc. -The Book-Entry-System of Bangko Sentral ng Pilipinas; -The Registry of Scripless Securities of the Bureau of the Treasury

Poland	-The National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych); -National Bank of Poland

Portugal	-Central de Valores Mobiliaros

Romania	-National Securities Clearing, Settlement and Depository Co.; -Bucharest Stock Exchange; -National Bank of Romania

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
** It is planned that as of 1/1/98 NBNV will no longer hold government securities, all securities will be transferred to NECIGEF.

4

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Singapore	-The Central Depository (Pte) Limited; -Monetary Authority of Singapore

Slovak Republic	-Stredisko Cennych Papierov; -National Bank of Slovakia

South Africa	-The Central Depository Limited

Spain	-Servicio de Compensaci6n y Liquidacion de Valores, S.A.; -Banco de Espania, Anotaciones en Cuenta

Sri Lanka	-Central Depository System (Pvt) Limited

Sweden	-Vardepapperscentralen VPC AB - The Swedish Central Securities Depository

Switzerland	-Schweizerische Effekten - Giro AG;

Taiwan – R.O.C.	-The Taiwan Securities Central Depository Company, Ltd.

Thailand	-Thailand Securities Depository Company Limited

Tunisia	-STICODEVAM; -Central Bank of Tunisia; -Tunisian Treasury

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

5

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Turkey	-Takas ve Saklama Bankasi A.S.; -Central Bank of Turkey

United Kingdom	-The Bank of England, The Central Gilts Office; The Central Moneymarkets Office; The European Settlements Office; -First Chicago Clearing Centre

Uruguay	-Central Bank of Uruguay

Zambia	-Lusaka Central Depository

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

6

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of September 14, 2000 by and between The Royce Fund (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1996 (as amended and in effect from time to time, the “Contract”); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended the “1940 Act”); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.
The amendment to the Contract dated November 7, 1997 and relating to the 1997 revision of Rule 17f-5 revision is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.             Provisions Relating to Rules 17f-5 and 17f-7

3.1.          Definitions.         Capitalized terms in this Amendment shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a) (l) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section

2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b) (l) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a) (2) of Rule 17f-5.

3.2.          The Custodian as Foreign Custody Manager.

3.2.1          Delegation to the Custodian as Foreign Custody Manager. The Fund, as authorized by resolution adopted by its Board of Directors (the “Board of Directors”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.2.2          Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund’s assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board of Directors responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board of Directors to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

2

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon thirty days prior written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3      Scope of Delegated Responsibilities:

(a)          Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

(b)          Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)           Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board of Directors in accordance with Section 3.2.5 hereunder.

3.2.4       Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board of Directors (or its delegate duly authorized by appropriate action of the Board of Directors) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

3.2.5       Reporting Requirements. The Foreign Custody Manager shall report the

3

withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board of Directors an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of Directors of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 as soon as is reasonably practicable after the occurrence of the material change.

3.2.6       Standard of Care as Foreign Custody Manager of the Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7       Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board of Directors has determined that it is reasonable for the Board of Directors to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.2.8       Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board of Directors’ delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3           Eligible Securities Depositories.

3.3.1       Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.

3.3.2       Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.             Duties of the Custodian with Respect to Fund Property Held Outside the United States.

4

4.1.           Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.          Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.          Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-custodian, as applicable, in such country.

4.4.          Transactions in Foreign Custody Account.

4.4.1.     Delivery of Foreign Assets. The Custodian or a Foreign Sub-custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

5

(v)
to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-custodian or of any nominee of the Custodian or such Foreign Sub-custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities:

(ix)	for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)
for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.     Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

(i)
upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in he case of a purchase effected through a Foreign Securities System, in

6

accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Fund:

(iii)
for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3.     Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board of Directors the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board of Directors being provided with substantively less information than had been previously provided hereunder.

4.5.          Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-

7

Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.          Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.          Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.         Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.          Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign

8

securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.        Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall, to the extent possible, require the Foreign Sub-custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.       Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.        Liability of Custodian. Except as may arise from the Custodian’s own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

II.
Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms

9

of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

By:

Glenn Ciotti	Name: Ronald E. Logue
VP & Assoc. Counsel	Title: Vice Chairman and Chief Operating Officer

WITNESSED BY:	THE ROYCE FUND

By:

John Denneen	Name: Daniel A. O’Byrne
Secretary	Title: Vice President

10

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Osterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N.A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	Citibank, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Ceskoslovenska Obchodni Banka, A.S.

Denmark	Den Danske Bank

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank PIC

France	BNP Paribas. S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Iceland Ltd.

2

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M

Italy	BNP Paribas, Italian Branch

Ivory Coast	Societe Generale de Banques en Cote d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

3

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

4

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Citibank (Poland) S.A.

Portugal	Banco Comercial Portugues

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston – Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Ceskoslovenska Obchodni Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. – Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

5

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Dep6ts et de Virements de Titres, S.A. Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidacao e Custodia

Bulgaria	Central Depository AD Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Deposito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation Shenzhen Securities Central Clearing Co., Ltd.

Colombia	Deposito Centralizado de Valores

Costa Rica	Central de Valores S.A.

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Croatia	Ministry of Finance National Bank of Croatia Sredisnja Depozitarna Agencija d.d.

Czech Republic	Stredisko cennych papiru Czech National Bank

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estonia	Eesti Vaartpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany	Clearstream Banking AG, Frankfurt

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	Central Clearing and Settlement System Central Moneymarkets Unit

Hungary	Kozponti Elszamolohaz es Ertektar

2

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

(Budapest) Rt. (KELER)

India	National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia	Bank Indonesia PT Knstodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A. Banca d’Italia

Ivory Coast	Depositaire Central - Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

3

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd. Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository and Settlement Co. Ltd Bank of Mauritius

Mexico	S.D. INDEVAL (Institute para el Dep6sito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

4

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Instituci6n de Compensacion y Liquidacion de Valores S.A.

Philippines	Philippine Central Depository, Inc Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych SA) Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company Bucharest Stock Exchange Registry Division National Bank of Romania

Singapore	Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Stredisko cennpch papierov

5

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d

South Africa	Central Depository Limited Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensaci6n y Liquidaci6n de Valores, S.A. Banco de Espania, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan – R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey	Takas ve Saklama Bankasi A,S-. (TAKASBANK)

6

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Money markets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

7

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information	Brief Description
(Frequency)

The Guide to Custody in World Markets	An overview of safekeeping and settlement practices and (annually) procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)	Information relating to the operating history and structure of (annually) depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)	With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a ForeignSub-custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the subcustodian contracts State Street Bank and (annually) Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):	With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated April 16, 2003, to the Custodian Contract, dated December 31, 1985, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and THE ROYCE FUND, on behalf of each of its Portfolios, (the “Fund”) (the “Contract”).

In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend and replace Section 2.17 of the Contract as follows:

5.              Proper Instructions

“Proper Instructions”, which may also be standing instructions, as used throughout this Contract, shall mean instructions received by the Custodian from the Fund or from the Fund’s investment manager or subadviser, as duly authorized by the Fund. If instructions are given in writing, such instructions must be signed or initialed by two or more authorized persons. Proper Instructions also may include instructions in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices, provided that the Fund supplies to the Custodian a summary of trade transactions, which shall be signed by two or more authorized persons, on those days when trades occur, and provided that the Fund has followed any security procedures agreed to from time to time in writing by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing, which shall be signed by two or more authorized persons. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.13 of this Contract. The Fund or the Fund’s investment manager or subadviser shall cause the Fund’s duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

THE ROYCE FUND

By:

Daniel A. O’Byrne
Its: Vice President

STATE STREET BANK AND TRUST
COMPANY

By:

Joseph L. Hooley
Executive Vice President

[LETTERHEAD OF THE ROYCE FUNDS]

June 30, 2005

State Street Bank and Trust Company
Attn: Matthew J. Rollo
1776 Heritage Drive
John Adams Building JAB/2N
North Quincy, MA 02171

Re: The Royce Fund

Dear Mr. Rollo:

This is to advise you that The Royce Fund has established a two new series to be known as Royce Select Fund II and the Royce Select Fund III (the “Funds”). In accordance with the Additional Funds provision of Section 12 of the custodian contract dated December 31, 1985, between The Royce Fund and State Street Bank and Trust Company (as amended, the “Contract”), The Royce Fund hereby requests that you act as Custodian of the Fund under the terms of the Contract.

In addition, Royce Select Fund will change it’s name to Royce Select Fund I, effective opening of July 1, 2005.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to The Royce Fund and retaining one copy for your records.

The Royce Fund

By: ______________________________
       Name: Daniel A. O’Byrne
       Title: Vice President

Acknowledged and Accepted:
STATE STREET BANK AND
TRUST COMPANY, as Custodian

By: ______________________________
       Name: Joseph L. Hooley
       Title: Executive Vice President